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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 Current Report

                                       on

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: MARCH 10, 1998


                         AMERIQUEST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)

           1-10397                                   33-0244136
     ------------------                           ----------------
  (Commission File Number)                (I.R.S. Employer Identification No.)


                       425 PRIVET ROAD, HORSHAM, PA 19044
                       ----------------------------------
             (Address of principal executive office)     (Zip Code)

                                 (215) 675-9300
                                 ---------------
               Registrant's telephone number, including area code



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                         AMERIQUEST TECHNOLOGIES, INC.

                                    FORM 8-K

ITEM 5.  OTHER EVENTS

         The New York Stock Exchange, in accordance with its press release on February 23, 1998, suspended trading of the Company's Common Stock before the opening of trading today, Tuesday, March 10, 1998. Following suspension, the NYSE indicated that it expects to make an application to the Securities and Exchange Commission to delist the issue. The NYSE's action is based on the fact that the Company fell below the NYSE's continued listing criteria related to net tangible assets available to common stock (less than $12 million) and average net income for the last three years (less than $600,000); and aggregate market value of publicly held shares (less than $8 million).

         The Company has applied to list its shares on the American Stock Exchange. The Company does not anticipate that it will be accepted for listing by the American Stock Exchange in the near future. However, several brokerage firms have indicated that they will agree to serve as market makers for the Company.



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                         AMERIQUEST TECHNOLOGIES, INC.

                                 MARCH 10, 1998


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              AmeriQuest Technologies, Inc.

March 10, 1998

                              /s/ ALEXANDER C. KRAMER


                                  Alexander C. Kramer
                                  Chief Executive Officer


March 10, 1998


                              /s/ JON JENSEN


                                  Jon Jensen
                                  Chief Operating Officer and
                                  Chief Financial Officer